UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                  CURENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                        Date of Report: October 24, 2000


                    Universal Beverages Holdings Corporation
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             (Exact name of registrant as specified in its charter)


           Florida                        0-13118                65-0805935
  ---------------------------             --------               ----------
 (State or other jurisdiction           (Commission            (IRS Employer
      of incorporation)                  File Number)        Identification No.)


 7563 Philips Highway, Jacksonville, FL                             32256
 ---------------------------------------                            -----
(Address of principal executive offices)                         (Zip Code)

                                 (904) 296-7500
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              (Registrant's telephone number, including area code)


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Item 5. Other Events.

Universal Beverages Holdings Corporation (the "Company") announced certain material information:

|X| Revenues for the third quarter ended September 30, 2000 increased to approximately $1,800,000. The increase was primarily the result of shipments to Sam's Club. Despite this increase, the Company lost money in its most recent quarter because of start-up costs, and a delay in shipments to Sam's Club, which commenced in September.

|X| The Company expects revenues for the fourth quarter to be approximately $3,600,000, and expect it to result in a profitable quarter.

|X| With the Company's growth and improvements to its bottling facility, it is in need of working capital. Additionally, the Company will require approximately $1,500,000 in working capital to expand its plant facilities.

|X| Because the Company missed its dividend payments of $216,000 owed to holders of Series B Preferred Stock, it is offering them common stock in lieu of dividends at the rate of $1.00 per share. To the extent accepted, the Company will incur an earnings charge this quarter equal to the difference between $1.00 per share and fair market value.

Forward - Looking Statements:

The information contained in this report concerning the Company's expected fourth quarter results and liquidity are forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some or all of the anticipated results may not occur. Important factors that may cause actual results to differ are delays in upgrading the electric power capacity at the Company's plant, operational difficulties in installing new production equipment or delays in deliveries of the equipment, the inability to obtain short-term financing and cancellation of expected customer orders. Investors should also consider other information regarding some of the ongoing risks and uncertainties contained in the Company's filings with the Securities and Exchange Commission.


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Universal Beverages Holdings Corporation
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                                                 (Registrant)

  October 24, 2000                            /s/ Jonathon Moore
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       (Date)                                     (Signature)

                                    Jonathon Moore, Chief Executive Officer
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                                                 (Print Name)





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